SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                February 4, 2004


                         THE HAIN CELESTIAL GROUP, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     0-22818                  22-3240619
----------------------------     -----------------        ----------------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)


                58 South Service Road
                Melville, New York                                 11747
 ------------------------------------------------         ----------------------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code (631) 730-2200



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                                      -2-



Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.               Description
-----------               -----------

99.1                      Press release dated February 4, 2004


Item 12.   Results of Operations and Financial Condition

     On February 4, 2004, The Hain Celestial Group, Inc. announced its earnings for its second quarter 2004 ended December 31, 2003, as well as the appointment of new directors to its Board of Directors. A copy of the related press release is attached as Exhibit 99.1.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  THE HAIN CELESTIAL GROUP, INC.


Dated:  February 4, 2004          By:  /s/ Ira J. Lamel
                                       ------------------------------------
                                       Name: Ira J. Lamel
                                       Title: Executive Vice President and
                                              Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit No.               Description
-----------               -----------

99.1                      Press release dated February 4, 2004



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                                                                    Exhibit 99.1


                       THE HAIN CELESTRIAL GROUP



Contact:  Ira Lamel, CFO                       Jeremy Fielding/David Lilly
          The Hain Celestial Group, Inc.       Kekst and Company
          631-730-2200                         212-521-4800

FOR IMMEDIATE DISTRIBUTION


              THE HAIN CELESTIAL GROUP REPORTS SECOND QUARTER 2004
                               FINANCIAL RESULTS;
                 ADDS TALENTED EXECUTIVES TO BOARD OF DIRECTORS

                Generates Record Quarterly Revenue and Net Income

               Second Quarter Revenue Grows 16% to $142.8 Million

    Second Quarter Net Income Rises to $10.4 Million, Up 27% Over Prior Year

                       Earnings Per Share of $0.29, Up 21%


MELVILLE, NY, February 4, 2004 - The Hain Celestial Group (NASDAQ:HAIN), the leading natural and organic food company, today announced that for the second quarter of fiscal 2004, ended December 31, 2003, net income rose 27% to a record $10.4 million on record revenues of $142.8 million, a 16% increase over the second quarter of fiscal 2003. Earnings per share for the quarter were $0.29, compared to $0.24 per share in the prior year period, representing a 21% increase in per share earnings.

Irwin D. Simon, Chairman, President and Chief Executive Officer of The Hain Celestial Group said, "I am very proud of our Company's achievements this quarter. Our performance demonstrates that we continue on the right track, changing the way the world eats. Our results this quarter are in line with our previously stated guidance for the full fiscal year."

"Hain Celestial's revenue and net income both reached record levels - the highest in our ten year history. Our results confirm the increase in our products' popularity and in eating healthy generally, as well as our expansion into a wider range of distribution channels."

"Our strong company-wide performance reflects the successful implementation of our strategy to capitalize on increasing consumer demand for natural and organic products. We continued to see excellent growth across our businesses, including 6% growth at Celestial Seasonings for the second consecutive quarter, improving on last year's already strong growth trends, 18% growth in our Snacks business, and double-digit growth at Earth's Best with the launch of its KIDZ and Toddler products. We are particularly encouraged by the growth of Terra, which increased sales by 10% over the prior year, also improving for the second consecutive quarter. Yves was also a


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strong contributor, with sustained growth at Southern Californian McDonald's restaurants that sell our products. This success has resulted in the recent expansion of our partnership with McDonald's to San Francisco and Central California."

"We are very excited about the performance of our new Carb Fit brand of low-carb products. We began shipping these new products in December, in anticipation of the national launch in mid-January. The launch included four categories of Carb Fit products: snacks, cookies, pastas and condiments, each co-branded with our flagship brands such as Hain PureSnax, Health Valley cookies, and Deboles pasta. We successfully placed Carb Fit in some key distribution channels, including super-masses and the two large natural supermarket chains. We plan to introduce a total of 80 low-carb products by the spring of this year. The Carb Fit brand was developed entirely within our organization, was brought to market in less than six months, and demonstrates our ability to innovate and meet consumer demand," Mr. Simon said.

"We are particularly satisfied with these accomplishments given the challenges of the continued labor dispute affecting some of our retailers in California, and the transition to a new supplier by Wild Oats, one of the major retailers in the natural channel. We expect this changeover to benefit Hain Celestial during the second half of the year," said Mr. Simon.

"We have terminated our agreement with Liberty Richter, a division of Tree of Life, relating to the marketing and distribution of our medical-diet products, principally the Estee brand of sugar free foods. We have taken back exclusive management of this business following a three-year partnership with Liberty Richter," Mr. Simon commented. "Growing consumer awareness and concern about obesity and diabetes has created an opportunity to reposition this business to meet demand for products that help consumers manage proactively their health through good nutrition and disease prevention."

Hain Celestial's balance sheet continues to be strong. At the end of the second quarter, working capital totaled $109.4 million with a current ratio of 2.4 to
1. Debt as a percentage of equity was 13.9%, and total equity reached $474 million.

Mr. Simon concluded, "As we look forward to the remainder of Fiscal 2004, we confirm our previously announced earnings guidance for the full year of $0.95 -- $1.03 per share, reflecting 20% to 30% earnings per share growth over Fiscal 2003's earnings of $0.79 per share. As previously announced, we expect revenues of $540 - $565 million reflecting annual growth of 16% to 21% over Fiscal 2003's sales of $466.5 million."

Expansion of Board of Directors; New Management Appointment

The Company announced today the appointment of four new directors: Barry J. Alperin and Lewis D. Schiliro, and D. Edward Smyth and Mitchell A. Ring, both of H.J.Heinz, who will replace Joe Jimenez and Neil Harrison, respectively.


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"We are honored to welcome Barry, Lewis, Ted and Mitch as directors. These four executives are all tremendously accomplished, and bring a wealth of experience and perspective to our Board. I also want to thank Joe Jimenez and Neil Harrison for their advice during their tenures as directors," said Mr. Simon.

Mr. Alperin, a private consultant, has been a director of Henry Schein, the largest distributor of healthcare products and services to office based practitioners in the combined North American and European markets, since May 1996. He served as Vice Chairman of Hasbro, Inc. from 1990 through July 1995, as Co-Chief Operating Officer of Hasbro, Inc. from 1989 through 1990. Mr. Alperin served as director of Seaman Furniture Company, Inc. from 1992 through February 2001. He also serves as a director of K'nex Industries, Inc.

Mr. Schiliro is a Senior Executive Vice President of MBNA America. Before joining MBNA in 2000, Mr. Schiliro spent 25 years with the Federal Bureau of Investigation (FBI) in New York. In 1998 Mr. Schiliro was appointed the Director of the FBI's New York office overseeing numerous investigations into organized crime, international terrorism, bank and security fraud matters, white-collar crime and national security issues. Mr. Schiliro has taught courses as an adjunct professor at both the University of Delaware and Wilmington College.

Mr. Smyth is Chief Administrative Officer and Senior Vice President - Corporate and Government Affairs, H.J. Heinz. He is a member of the Heinz Management Committee. Mr. Smyth joined Heinz in March 1988, following 15 years in the diplomatic service of Ireland. Mr. Smyth is a trustee of the H. J. Heinz Company Foundation, a Director of the Africa America Institute, the Ireland Funds, Sewickley Academy and is a member of the Government Affairs Council of the Grocery Manufacturers of America and the Global Studies Program of the University Center for International Studies at the University of Pittsburgh.

Mr. Ring is Vice President - Business Development, H.J. Heinz. He is a member of the Heinz Management Committee. Mr. Ring joined Heinz in 1991 after 17 years in marketing and finance positions in the consumer products and banking industries. Mr. Ring has both his B.S. and M.S. degrees from the Sloan School of Management of the Massachusetts Institute of Technology

The Company also announced the appointment of John Carroll as Executive Vice President - Melville Businesses, effective February 9, 2004. Mr. Carroll will report directly to Mr. Simon. "We are very pleased to continue strengthening our management team, attracting and recruiting executives with a proven track record in our industry. We are delighted John Carroll has come on board. He will have full operating and P&L responsibility for all non-snack businesses based in Melville, including Grocery and Non-Dairy. With John's appointment, we are realigning the various functions of the Melville business, including marketing, sales, operations, and accounting, all of which will report to him. John's experience in running businesses in the consumer packaged goods industry is deep. Most recently, he was Managing Director of H. J. Heinz Frozen Food, and was previously in management positions with Hershey Foods and Arm & Hammer," commented Mr. Simon.


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                                       4


Management will host a conference call to discuss its second quarter results at 9:00 a.m. EST on February 4, 2004. The call may be accessed on the Internet at www.vcall.com (enter ticker symbol: HAIN).

The Company also announced that it will launch today an updated interactive investor relations section of its website, which will include current stock quotes, the latest news from the Company, and access to financial filings and other key documents. The site can be found at www.hain-celestial.com.

The new section includes current and previous annual reports, SEC filings, and press releases. In addition, there are a number of tools for investors, such as historical stock data dating back ten years, and advanced fundamentals on the Company. The Company will also use this section of the website for special features such as updates on its corporate governance and audio archives of special events. Visitors to the site can use the new page to request information, sign up to receive email alerts, or view the Company's event calendar for the near future.


About The Hain Celestial Group

The Hain Celestial Group, headquartered in Melville, NY, is a natural, specialty and snack food company. The Company is a leader in 13 of the top 15 natural food categories, with such well-known natural food brands as Celestial Seasonings (R) teas, Walnut Acres(R), Hain Pure Foods(R), Westbrae(R), Westsoy(R), Rice Dream(R), Soy Dream(R), Imagine(R), Arrowhead Mills(R), Health Valley(R), Breadshop's(R), Casbah(R), Garden of Eatin(R), Terra Chips(R), Yves Veggie Cuisine(R), The Good Dog (R), The Good Slice(R), DeBoles(R), Lima(R), Biomarche(R), Grains Noirs(R), Earth's Best(R), and Nile Spice(R). The Company's principal specialty product lines include Hollywood(R) cooking oils, Estee(R) sugar-free products, Kineret(R) kosher foods, Boston Better Snacks(R), and Alba Foods(R). The Hain Celestial Group's website can be found at www.hain-celestial.com.

Statements made in this Press Release that are estimates of past or future performance are based on a number of factors, some of which are outside of the Company's control. Statements made in this Press Release that state the intentions, beliefs, expectations or predictions of The Hain Celestial Group and its management for the future are forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in filings of The Hain Celestial Group with the U.S. Securities and Exchange Commission. Copies of these filings may be obtained by contacting The Hain Celestial Group or the SEC.

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
                      THE HAIN CELESTIAL GROUP, INC.
                        Consolidated Balance Sheets
                              (In thousands)

                                                            December 31,              June 30,
                                                          ----------------         -----------------
                                                                2003                    2003
                                                          ----------------         -----------------
                                                            (Unaudited)

ASSETS
Current assets:
       Cash and cash equivalents                                   $ 23,771                $ 10,984
       Trade receivables, net                                        74,876                  61,215
       Inventories                                                   74,157                  66,444
       Recoverable income taxes                                         978                     223
       Deferred income taxes                                          3,171                   3,171
       Other current assets                                           8,779                   7,671
                                                           ----------------         ---------------
              Total current assets                                  185,732                 149,708

Property, plant and equipment,  net                                  68,710                  68,665
Goodwill, net                                                       304,616                 296,508
Trademarks and other intangible assets, net                          55,819                  55,975
Other assets                                                          9,152                  10,692
                                                           ----------------         ---------------
              Total assets                                        $ 624,029               $ 581,548
                                                           ================         ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable and accrued expenses                       $ 59,653                $ 55,710
       Income taxes payable                                           9,779                   1,867
       Current portion of long-term debt                              6,856                   8,807
                                                           ----------------         ---------------
              Total current liabilities                              76,288                  66,384

Deferred income taxes                                                14,912                  14,912
Long-term debt, less current portion                                 58,927                  59,455
                                                           ----------------         ---------------
              Total liabilities                                     150,127                 140,751

Stockholders' equity:
       Common stock                                                     360                     348
       Additional paid-in capital                                   374,676                 364,877
       Retained earnings                                             96,003                  79,089
       Treasury stock                                                (8,435)                 (8,156)
       Foreign currency translation adjustment                       11,298                   4,639
                                                           ----------------         ---------------
              Total stockholders' equity                            473,902                 440,797
                                                           ----------------         ---------------

              Total liabilities and stockholders' equity          $ 624,029               $ 581,548
                                                           ================         ===============



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